Exhibit 99.1

Text of Press Release

WAL-MART

STORES, INC.

479/273-4314 • www.walmartstores.com/news/

FOR IMMEDIATE RELEASE	Investor Relations Contacts Investor Relations 479/273-8446 Jay Fitzsimmons 479/273-6445 Pauline Tureman 479/277-9558

Media Relations Contact Gus Whitcomb 479/273-4314

WAL-MART ANNOUNCES LAUNCH OF DEBT OFFERING

BENTONVILLE, ARKANSAS - January 11, 2005 - Wal-Mart Stores, Inc. today announced the launch of a proposed offering of $1 billion principal amount of notes due 2010.

The offering is expected to be priced on Wednesday, January 12, 2005.

The lead underwriters for the offering are Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated.

A copy of the prospectus supplement and base prospectus related to the offering, when available, may be obtained from Lehman Brothers Inc. at 745 Seventh Ave., New York, NY 10019, Attention: High Grade Syndicate Desk, 212-526-9664 or Morgan Stanley & Co. Incorporated at 1585 Broadway, Lower Level B, New York, NY 10036, Attn: Prospectus Department, 212-761-8570.

A registration statement relating to these securities has been filed with and declared effective by the Securities and Exchange Commission. This announcement shall not constitute any offer to sell or a solicitation of an offer to buy Wal-Mart’s securities, nor shall there be any sale or an offer to buy these securities in any state in which such offer or solicitation would be unlawful prior to registration or qualification under the securities laws of any such state.

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